Exhibit 99.2

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey 07424

FOR IMMEDIATE RELEASE

Contact:	Andrew A. Krakauer	Richard E. Moyer
	President and CEO	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: 973-890-7220	Phone: 212-554-5466

RECORD DATE OF CANTEL MEDICAL’S REGULAR SEMIANNUAL DIVIDEND CHANGED TO JULY 23, 2013

LITTLE FALLS, New Jersey (June 21, 2013) ... CANTEL MEDICAL CORP. (NYSE:CMN) announced today that, further to its press release dated June 20, 2013, the record date for the regular semiannual cash dividend to be paid by the Company on July 31, 2013 has been changed from July 17, 2013 to July 23, 2013 in order to meet technical rules of the NYSE.

Cantel Medical Corp. (NYSE:CMN) is a leading provider of infection prevention and control products in the healthcare market. Our products include water purification equipment, sterilants, disinfectants and cleaners, specialized medical device reprocessing systems for endoscopy and renal dialysis, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates and other dialysis supplies, hollow fiber membrane filtration and separation products for medical and non-medical applications, and specialty packaging for infectious and biological specimens. We also provide technical maintenance for our products and offer compliance training services for the transport of infectious and biological specimens.